Exhibit 99.1

Barnes & Noble.com Second Quarter Sales and EPS Exceed Forecasts

    NEW YORK--(BUSINESS WIRE)--July 24, 2003--Barnes & Noble.com (Nasdaq:BNBN) (www.bn.com) announced today that the company's net sales for the second quarter were $86.5 million, exceeding its previous estimates of $80 million to $85 million.
    As previously announced, on April 1, 2003 the company began recording as its sales the net commission received on any used and out-of-print product sold by dealers listing their books on Barnes & Noble.com and now shipping directly to the company's customers. Had the company continued to record the gross amount of the used and out-of-print book sales, its total sales for the second quarter would have been $89.6 million, an increase of 4.3 percent over the prior year period. This new arrangement has a slightly positive effect on net profit.
    The net loss for the second quarter was ($14.2) million, or ($0.09) per share, better than the company's forecast of an EPS loss of ($0.10) to ($0.12) per share. The second quarter 2003 results represent a 31.2 percent improvement from a net loss of ($20.6) million or ($0.13) per share for the second quarter of 2002.
    The company's EBITDA loss (loss before interest, taxes, depreciation and amortization) improved 41.0 percent to ($7.5) million from ($12.6) million in the second quarter of 2002.(1)
    Second quarter gross margin improved to 24.5 percent from 23.5 percent in the second quarter of 2002 as a result of supply chain efficiencies, and the aforementioned change in the model for selling and distributing used and out-of-print books.
    During the second quarter, the company reduced all of its operating expenses on both a dollar basis and as a percentage of net sales as it realized greater efficiencies across its operations. Total operating expenses decreased 14.1 percent quarter over quarter and improved as a percentage of net sales to 41.0 percent from 48.1 percent.

    Third Quarter

    For the third quarter, net sales are expected to range between $97 million to $102 million, resulting in a net loss per share of ($0.08) to ($0.10). This compares with third-quarter 2002 sales of $103 million and a net loss per share of ($0.11).

    Full Year

    Full-year 2003 guidance for sales remains unchanged: full year sales are expected to be in the range of $415 million to $450 million. Based upon the improved performance in the second quarter, the net loss per share for the year is now estimated to be between ($0.28) and ($0.32).

    About Barnes & Noble.com

    Barnes & Noble.com is a leading Internet-based retailer of books, music, DVD/video and online courses. Since opening its online store (www.bn.com) in March 1997, Barnes & Noble.com has attracted more than
15.2 million customers in 230 countries. Barnes & Noble.com's bookstore includes the largest in-stock selection of in-print book titles with access to approximately one million titles for immediate delivery, supplemented by more than 30 million listings from its nationwide network of out-of-print, rare and used book dealers. Barnes & Noble.com offers its customers fast delivery, easy and secure ordering, and rich editorial content.

    SAFE HARBOR

    This release may contain forward-looking statements regarding expectations of the company. These statements are based on the beliefs of the management of the company as well as assumptions made by and information currently available to the management of the company. Such statements reflect the current views of the company with respect to future events, the outcome of which is subject to certain risks, including among others general economic and market conditions, changes in product demand, the growth rate of Internet usage and e-commerce, possible disruptions in the company's computer or telephone systems, possible increases in shipping rates or interruptions in shipping service, effects of competition, the level and volatility of interest rates, the performance of the company's new product initiatives, the successful integration of acquired businesses, unanticipated adverse litigation results or effects, product shortages, changes in tax and other governmental rules and regulations applicable to the company and other factors, risks and uncertainties more specifically set forth in the company's public filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this release. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in the company's expectations or any changes in events, conditions, or circumstances on which any such statement is based. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein.

(1)The second quarter 2003 EBITDA loss of ($7.46) million consisted of a net loss of ($14.19) million before interest income of $0.03 million and depreciation and amortization of ($6.76) million. The second quarter 2002 EBITDA loss of ($12.64) million consisted of a net loss of ($20.62) million before interest income of $0.46 million and depreciation and amortization of ($8.43) million.

                      -- Two tables to follow --




                        barnesandnoble.com inc.
                 Consolidated Statements of Operations
             (thousands of dollars, except per share data)
                              (unaudited)


                            Three months ended     Six months ended
                          --------------------- ---------------------
                           June 30,   June 30,   June 30,   June 30,
                             2003       2002       2003       2002
                          ---------- ---------- ---------- ----------


Consumer sales            $   80,737 $   79,709 $  180,286 $  174,835
Corporate sales                5,739      6,128     12,154     17,537
                          ---------- ---------- ---------- ----------
Net sales                     86,476     85,837    192,440    192,372

Cost of sales                 65,259     65,665    145,228    149,038
                          ---------- ---------- ---------- ----------

    Gross profit              21,217     20,172     47,212     43,334
                          ---------- ---------- ---------- ----------

Operating expenses:
    Fulfillment and
     customer service          7,951      8,525     16,956     17,997
    Marketing, sales and
     editorial                 6,629      7,773     15,758     18,050
    Technology and web
     site development          7,721      9,256     15,112     18,832
    General and
     administrative            6,374      6,417     12,766     12,803
    Depreciation and
     amortization              6,759      8,433     14,113     16,525
    Equity in net loss of
     equity investments
     including related
     amortization of
     intangibles                   -        845          -      1,374
                          ---------- ---------- ---------- ----------
        Total operating
         expenses             35,434     41,249     74,705     85,581

Operating loss               (14,217)   (21,077)   (27,493)   (42,247)
Interest income, net              26        457        163      1,092
                          ---------- ---------- ---------- ----------
    Net loss              $  (14,191)$  (20,620)$  (27,330)$  (41,155)
                          ---------- ---------- ---------- ----------


Basic net loss per common
 share                        ($0.09)    ($0.13)    ($0.17)    ($0.26)

Average shares (diluted if
 converted) (1)              158,910    158,788    158,857    158,788





                        barnesandnoble.com inc.
           Consolidated Statements of Operations (continued)
             (thousands of dollars, except per share data)
                              (unaudited)


                            Three months ended     Six months ended
                          --------------------- ---------------------
                            June 30,  June 30,    June 30,  June 30,
                              2003      2002        2003      2002
                          ---------- ---------- ---------- ----------

Percent of net sales:

Gross margin                  24.5%      23.5%      24.5%     22.5%


Operating expenses:
    Fulfillment and
     customer service          9.2        9.9        8.8       9.4
    Marketing, sales and
     editorial                 7.7        9.1        8.2       9.4
    Technology and web
     site development          8.9       10.8        7.9       9.8
    General and
     administrative            7.4        7.5        6.6       6.7
    Depreciation and
     amortization              7.8        9.8        7.3       8.6
    Equity in net loss of
     equity investments
     including related
     amortization of
     intangibles                 -        1.0          -       0.7
                          ---------- ---------- ---------- ----------
        Total operating
         expenses             41.0       48.1       38.8      44.5

Operating loss               (16.4)     (24.6)     (14.3)    (22.0)
Interest income, net           0.0        0.6        0.1       0.6
                          ---------- ---------- ---------- ----------
    Net loss                 (16.4)%    (24.0)%    (14.2)%   (21.4)%
                          ---------- ---------- ---------- ----------


    (1) Includes the conversion of outstanding membership units of

    barnesandnoble.com llc converted into outstanding shares of

    barnesandnoble.com inc.



                        barnesandnoble.com inc.
                      Consolidated Balance Sheets
        (thousands of dollars, except share and per share data)


                                             June 30,    December 31,
                                               2003          2002
                                           ------------  ------------
                                            (unaudited)
ASSETS

Current assets:
    Cash and cash equivalents              $     35,613  $     70,144
    Receivables, net                              5,736        14,631
    Merchandise inventories                      47,746        48,303
    Prepaid expenses and other current
     assets                                       4,866         3,991
                                           ------------  ------------
          Total current assets                   93,961       137,069
                                           ------------  ------------

Fixed assets, net                                48,285        58,871
Goodwill, net                                    13,777        13,777
Other non-current assets                             37            17
                                           ------------  ------------
          Total assets                     $    156,060  $    209,734
                                           ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                       $     11,894  $     16,071
    Accrued liabilities                          46,662        70,456
    Payable to affiliate                         49,107        48,261
                                           ------------  ------------
          Total current liabilities             107,663       134,788
                                           ------------  ------------

Minority interest                                31,792        52,305
                                           ------------  ------------

Commitments and contingencies
Stockholders' equity:
    Preferred Stock: $0.001 par value;
     50,000,000 shares authorized; none
     issued and outstanding                           -             -
    Common Stock Series A: $0.001 par
     value; 750,000,000 shares authorized;
     44,298,543 and 43,802,228 shares
     issued and outstanding                          44            44
    Common Stock Series B: $0.001 par
     value; 1,000 shares authorized; 1
     share issued and outstanding                     -             -
    Common Stock Series C: $0.001 par
     value; 1,000 shares authorized; 1
     share issued and outstanding                     -             -
    Paid-in capital                             190,129       189,294
    Accumulated deficit                        (173,568)     (166,697)
                                           ------------  ------------
Total stockholders' equity                       16,605        22,641
                                           ------------  ------------

    Total liabilities and stockholders'
     equity                                $    156,060  $    209,734
                                           ============  ============


    CONTACT: Barnes & Noble.com
             Carolyn J. Brown
             Director
             Corporate Communications
             212-633-4062
             cbrown@bn.com
                 or
             Kevin Frain
             Chief Financial Officer
             212-414-6093
             kfrain@book.com